EXHIBIT 4.2
                                   -----------

          Forms of Stock Option Agreements for Employees and Directors

                NON-QUALIFIED STOCK OPTION AGREEMENT (EMPLOYEES)


                  This NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of the [Date], by and between Graham Corporation, a corporation organized and existing under the laws of the State of Delaware and having an office at 20 Florence Avenue, Batavia, New York 14020 ("Company") and [Name] ("Option Holder").


                              W I T N E S S E T H :


                  WHEREAS, by action of its Board of Directors ("Board"), the Company has adopted the 1995 Graham Corporation Incentive Plan to Increase Shareholder Value ("Plan"), pursuant to which Non-Qualified Stock Options with respect to shares of common stock of the Company ("Shares") may be granted to the Company's eligible officers and employees; and

                  WHEREAS, pursuant to Article III of the Plan, a Compensation Committee ("Committee") has been appointed to select the individuals to whom Non-Qualified Stock Options shall be granted and to prescribe the terms and conditions of such grants; and

                  WHEREAS, the Committee has determined that the Option Holder is eligible to be granted a Non-Qualified Stock Option and desires to grant a Non-Qualified Stock Option to the Option Holder, and the Option Holder desires to accept such grant, on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, the Company and the Option Holder hereby agree as follows:


                  Section 1. GRANT OF NON-QUALIFIED STOCK OPTION. The Company hereby grants, and the Option Holder hereby accepts the Company's grant of, a Non-Qualified Stock Option to purchase [Number] Shares ("Optioned Shares"), on the terms and conditions hereinafter set forth.

                  Section 2. OPTION PERIOD. Subject to the limitations of
section 4, the Option Holder shall have the right to purchase all or any portion of the Optioned Shares at any time during a period ("Option Period") which shall commence on the date first above written and shall end on the earliest to occur of the following dates:

                  (a)     the tenth anniversary of the date first above written;

                  (b) the second anniversary of the Option Holder's termination of employment with the Company due to his death, Disability or retirement; and

                  (c) the first anniversary of the date of the Option Holder's termination of employment with the Company for any reason not described in section 2(b).

                  Section 3. EXERCISE PRICE. The Option Holder shall have the right to purchase all or any portion of the Optioned Shares at a price per Share equal to [Price] ("Exercise Price") payable (a) in United States dollars in cash or by certified check, money order or bank draft payable to the order of Graham Corporation, (b) in Shares duly endorsed for transfer and with all necessary stock transfer tax stamps attached, already owned by the Option Holder and having a fair market value equal to the Exercise Price, such fair market value to be determined in such manner as may be provided by the Committee or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations, or (c) in a combination of United States dollars and such Shares.

                  Section 4. LIMITATIONS ON EXERCISE. There shall be no limitations on exercise of the Optioned Shares other than those provided in
Section 2.

                  Section 5. METHOD OF EXERCISE. The Option Holder may, at any time during the Option Period, exercise his right to purchase all or any part of the Optioned Shares then available for purchase; provided, however, that the minimum number of Optioned Shares which may be purchased shall be one hundred
(100) or, if less, the total number of Optioned Shares then available for purchase. The Option Holder shall exercise such right by:

                  (a) giving written notice to the Committee, in the form attached hereto as Exhibit A; and

                  (b) delivering to the Committee full payment of the Exercise Price for the Optioned Shares to be purchased.

As soon as is practicable following the date on which the Option Holder has satisfied the requirements of this section 5, the Committee shall take such action as is necessary to cause the Company to issue a stock certificate evidencing the Option Holder's ownership (or the ownership of such other person as the Option Holder may, by written notice to the Committee, designate) of the Optioned Shares that have been purchased. The Option Holder or other person shall have no right to vote or to receive dividends, nor have any other rights with respect to Optioned Shares, prior to the date as of which such Optioned Shares are transferred to him on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 8.

                  Section 6. REGISTRATION AND DELIVERY OF OPTIONED SHARES. The Company's obligation to deliver Shares under this Agreement shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under this Agreement prior to (a) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (b) the completion of such registration or other qualification under any state or federal law, rule or regulations as the Committee shall determine to be necessary or advisable.

                  Section 7. EFFECT OF EXERCISE OF APPRECIATION RIGHT. In the event that the Option Holder shall be granted an Appreciation Right with respect to all or any portion of the Optioned Shares, the exercise of such Appreciation Right shall automatically result in a reduction of the number of Optioned Shares available for purchase hereunder by the number of Shares as to which such Appreciation Right is exercised.

                  Section 8.    ADJUSTMENTS IN THE EVENT OF REORGANIZATION.

                  (a) In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a shareholder of record, the number of Optioned Shares shall be adjusted to account for such event. Such adjustment shall be effected by multiplying:

                           (i)  such number of Optioned Shares by

                           (ii) an amount equal to the number of Shares that
                  would be owned after such event by a person who, immediately prior to such event, was the holder of record of one Share and the Exercise Price shall be adjusted by dividing the Exercise Price by the amount determined under section 8(a)(ii); provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

                  (b) In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity:

                           (i) Any Non-Qualified Stock Options granted under
                  this Agreement that remain outstanding may be cancelled by the Board upon at least thirty days' written notice to each Option Holder in advance of the effective date of such merger, consolidation, business reorganization, liquidation or sale; and

                           (ii) Any Non-Qualified Stock Option which is not
                  cancelled pursuant to section 8(b)(i) shall be adjusted in such manner as the Committee shall deem appropriate to account for such merger, consolidation or other business reorganization.

                  Section 9. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement nor any action of the Board or Committee with respect to this Agreement shall be held or construed to confer upon the Option Holder any right to a continuation of employment by the Company or any of its affiliates which employ the Option Holder. The Option Holder may be dismissed or otherwise dealt with as though this Agreement had not been entered into.

                  Section 10. TAXES. Where any person is entitled to receive Shares pursuant to the exercise of the Non-Qualified Stock Option granted hereunder, the Employer shall have the right to require such person to pay to the Employer the amount of any tax which the Employer is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

                  Section 11. NO ASSIGNMENT. The Non-Qualified Stock Option granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such NonQualified Stock Option be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Option Holder other than by will or by the laws of descent and distribution. During the lifetime of the Option Holder, the Non-Qualified Stock Option granted hereunder shall be exercisable only by him.

                  Section 12. NOTICES. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a)      If to the Committee:

                           Graham Corporation
                           20 Florence Avenue
                           Batavia, New York 14020
                           Attention:  GENERAL COUNSEL
                                       ---------------

                  (b) If to the Option Holder, to the Option Holder's then current residential address.

                  Section 13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Option Holder and their respective heirs, successors and assigns.

                  Section 14. CONSTRUCTION OF LANGUAGE. Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this

Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

                  Section 15. GOVERNING LAW. This Agreement shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law.

                  Section 16. AMENDMENT. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time by written agreement between the Company and the Option Holder.

                  Section 17. PLAN PROVISIONS CONTROL. This Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Agreement, the Option Holder acknowledges receipt of a copy of the Plan.

                  Section 18. ACCEPTANCE BY OPTION HOLDER. By executing this Agreement and returning a fully executed copy hereof to the Committee at the address specified in section 12, the Option Holder signifies his acceptance of the terms and conditions of this Non-Qualified Stock Option. If a fully executed copy of this Agreement is not received by the Committee within forty-five (45) days after the date when it is presented to the Option Holder, the Committee may revoke the Non-Qualified Stock Option granted, and thereby avoid all obligations, hereunder.

                  IN WITNESS WHEREOF, the Option Holder has executed, and the Company has caused its duly authorized representative to execute, this Agreement as of the date first above written.

                                       GRAHAM CORPORATION



                                       By:
                                          ------------------
                                          F. D. Berkeley
                                          Chairman and Chief Executive Officer


ATTEST:


------------------
Secretary


[SEAL]                                 OPTION HOLDER


                                       ------------------
                                       [Name]

          EXHIBIT A TO NON-QUALIFIED STOCK OPTION AGREEMENT (EMPLOYEES)

      1995 GRAHAM CORPORATION INCENTIVE PLAN TO INCREASE SHAREHOLDER VALUE


         INSTRUCTIONS. Use this Notice to inform the Compensation Committee of Graham Corporation ("Company") that you are exercising your right to purchase shares of common stock ("Shares") of the Company pursuant to a non-qualified stock option ("Option") granted under the 1995 Graham Corporation Incentive Plan to Increase Shareholder Value ("Plan"). If you are not the person to whom the Option was granted ("Option Holder"), you must attach to this Notice proof of your right to exercise the Option granted under the Non-Qualified Stock Option Agreement entered into between the Company and the Option Holder ("Agreement"). This Notice should be personally delivered or mailed by certified mail, return receipt requested, to: Compensation Committee, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020, Attention: General Counsel. The effective date of the exercise of the Option shall be the date this Notice is personally delivered or post marked by the United States Post Office if mailed. Except as specifically provided to the contrary herein, capitalized terms shall have the meanings assigned to them under the Plan. This Notice is subject to all of the terms and conditions of the Plan and the Agreement.

Graham Corporation
20 Florence Avenue
Batavia, NY  14020

Attention:  General Counsel

         Re: NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION (EMPLOYEES)

Dear Sirs:

         This shall constitute my irrevocable direction and authorization to exercise options with respect to ________ shares of Graham Corporation stock previously granted to me under the 1995 Graham Corporation Incentive Plan to Increase Shareholder Value ("Plan") at $[Price] per share. I further authorize you to issue my shares in my name and deliver them to _________________________ ("Broker") for my account.

         By copy of this letter, I authorize to the Broker to issue a check from my account maintained with the Broker payable to Graham Corporation in the amount of $ _____________________.

         I represent that the above shares are not subject to any encumbrance or other claim and that you, the Broker, and Graham Corporation's transfer agent ("Transfer Agent") may rely upon this exercise notice as a representation and authorization for this purpose.

         By copy of this letter, I further authorize the Broker to:

                                    Exercise and Sell
                                    Exercise and Hold

         You are hereby directed and instructed to issue _________ shares of common stock in my name for my account maintained with the Broker. Please:

                  (a) Arrange for electronic transfer of the shares on this date via the Depository Trust to the Broker, whose DTC Number is ________; or

                  (b) Expedite the overnight delivery of said certificate by express mail to:

                                     Broker Name
                                                 --------------------------

                                     Address
                                                 --------------------------

         I understand that the difference between the Fair Market Value of the Shares to be issued to me pursuant to this Notice and the Exercise Price of such Shares will be taxable income to me, and that I must consult with my own tax advisor regarding when such income will be reportable. I understand that, under the Plan and Agreement, I am responsible for the amount of any federal, state and local taxes that are required to be paid with respect to the Shares to be issued pursuant to this Notice.

         I have been advised by my legal counsel that my acquisition of shares pursuant to this notice and my sale of the shares so acquired is not a transaction to which Section 16(b) of the Securities Exchange Act of 1934 ("short swing profit rule") applies. I acknowledge that under the short swing profit rule I may be liable to the Corporation in the event of a sale occasioned by a margin deficiency in my account.

         I understand that I must rely on, and consult with, my own legal counsel (and not the Company) regarding the application of all laws -- particularly tax and securities laws -- to the transactions to be effected pursuant to this Notice.



Date
     ------------------              ---------------------------------
                                     [Name]

                                     ---------------------------------

                                     ---------------------------------
                                     Address

                NON-QUALIFIED STOCK OPTION AGREEMENT (DIRECTORS)


                  This NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of the [Date] by and between Graham Corporation, a corporation organized and existing under the laws of the State of Delaware and having an office at 20 Florence Avenue, Batavia, New York 14020 ("Company") and [Name] ("Option Holder").


                              W I T N E S S E T H :


                  WHEREAS, by action of its Board of Directors ("Board"), the Company has adopted the 1995 Graham Corporation Incentive Plan to Increase Shareholder Value ("Plan"), pursuant to which Non-Qualified Stock Options with respect to shares of common stock of the Company ("Shares") may be granted to the Company's eligible officers, employees and directors; and

                  WHEREAS, pursuant to Article IV of the Plan, each person who is an Eligible Outside Director shall be granted a Non-Qualified Stock Option to purchase [Number] Shares as of the date first written above or, if such person becomes an Eligible Outside Director subsequent to the date first written above, the first day of the month following the month in which such person becomes an Eligible Outside Director; and

                  WHEREAS, the Option Holder is an Eligible Outside Director and therefore is eligible to be granted a Non-Qualified Stock Option and the Option Holder desires to accept such grant on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, the Company and the Option Holder hereby agree as follows:

                  Section 1. GRANT OF NON-QUALIFIED STOCK OPTION. The Company hereby grants, and the Option Holder hereby accepts the Company's grant of, a Non-Qualified Stock Option to purchase [Number] Shares ("Optioned Shares"), on the terms and conditions hereinafter set forth.

                  Section 2. OPTION PERIOD. Subject to the limitations of
section 4, the Option Holder shall have the right to purchase all or any portion of the Optioned Shares at any time during a period ("Option Period") which shall commence on the date first above written and shall end on the earliest of:

                  (a) the last day of the one-year period commencing on the date the Eligible Outside Director ceases to be a member of the Board for reasons other than on account of death, Disability or retirement as a member of the Board after age 65;

                  (b) the last day of the three-year period commencing on the date the Eligible Outside Director ceases to be a member of the Board on account of death, Disability or retirement as a member of the Board after age 65; or

                  (c) the last day of the ten year period commencing on the date on which the Option was granted.

                  Section 3. EXERCISE PRICE. The Option Holder shall have the right to purchase all or any portion of the Optioned Shares at a price per Share equal to [Price] ("Exercise Price") payable (a) in United States dollars in cash or by certified check, money order or bank draft payable to the order of Graham Corporation, (b) in Shares duly endorsed for transfer and with all necessary stock transfer tax stamps attached, already owned by the Option Holder and having a fair market value equal to the Exercise Price, such fair market value to be determined in such manner as may be provided by the Committee or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations, or (c) in a combination of United States dollars and such Shares.

                  Section 4. LIMITATIONS ON EXERCISE. There shall be no limitations on exercise of the Optioned Shares other than those provided in
Section 2.

                  Section 5. METHOD OF EXERCISE. The Option Holder may, at any time during the Option Period, exercise his right to purchase all or any part of the Optioned Shares then available for purchase; provided, however, that the minimum number of Optioned Shares which may be purchased shall be one hundred
(100) or, if less, the total number of Optioned Shares then available for purchase. The Option Holder shall exercise such right by:

                  (a) giving written notice to the Compensation Committee of the Board of Directors of Graham Corporation ("Committee"), in the form attached hereto as Exhibit A; and

                  (b) delivering to the Committee full payment of the Exercise Price for the Optioned Shares to be purchased.

As soon as is practicable following the date on which the Option Holder has satisfied the requirements of this section 5, the Committee shall take such action as is necessary to cause the Company to issue a stock certificate evidencing the Option Holder's ownership (or the ownership of such other person as the Option Holder may, by written notice to the Committee, designate) of the Optioned Shares that have been purchased. The Option Holder or other person shall have no right to vote or to receive dividends, nor have any other rights with respect to Optioned Shares, prior to the date as of which such Optioned Shares are transferred to him on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 8.

                  Section 6. REGISTRATION AND DELIVERY OF OPTIONED SHARES. The Company's obligation to deliver Shares under this Agreement shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under this Agreement prior to (a) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (b) the completion of such registration or other qualification under any state or federal law, rule or regulations as the Committee shall determine to be necessary or advisable.

                  Section 7. EFFECT OF EXERCISE OF APPRECIATION RIGHT. In the event that the Option Holder shall be granted an Appreciation Right with respect to all or any portion of the Optioned Shares, the exercise of such Appreciation Right shall automatically result in a reduction of the number of Optioned Shares available for purchase hereunder by the number of Shares as to which such Appreciation Right is exercised.

                  Section 8.        ADJUSTMENTS IN THE EVENT OF REORGANIZATION.

                  (a) In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a shareholder of record, the number of Optioned Shares shall be adjusted to account for such event. Such adjustment shall be effected by multiplying:

                           (i)  such number of Optioned Shares by

                           (ii) an amount equal to the number of Shares that
                  would be owned after such event by a person who, immediately prior to such event, was the holder of record of one Share;

and the Exercise Price shall be adjusted by dividing the Exercise Price by the amount determined under section 8(a)(ii); provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

                  (b) In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity:

                           (i) Any Non-Qualified Stock Options granted under
                  this Agreement that remain outstanding may be cancelled by the Board upon at least thirty days' written notice to each Option Holder in advance of the effective date of such merger, consolidation, business reorganization, liquidation or sale; and

                           (ii) Any Non-Qualified Stock Option which is not
                  cancelled pursuant to section 8(b)(i) shall be adjusted in such manner as the Committee shall deem appropriate to account for such merger, consolidation or other business reorganization.

                  Section 9. NO RIGHT TO CONTINUED BOARD MEMBERSHIP. Nothing in this Agreement, nor any action of the Board or Committee with respect to this Agreement, shall be held or construed to confer upon the Option Holder any right to a continuation of membership on the Board of the Company or any of its affiliates. The Option Holder may be dealt with in the same manner as if this Agreement had not been entered into.

                  Section 10. TAXES. Where any person is entitled to receive Shares pursuant to the exercise of the Non-Qualified Stock Option granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

                  Section 11. NO ASSIGNMENT. The Non-Qualified Stock Option granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such Non-Qualified Stock Option be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Option Holder other than by will or by the laws of descent and distribution. During the lifetime of the Option Holder, the NonQualified Stock Option granted hereunder shall be exercisable only by him.

                  Section 12. NOTICES. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a)      If to the Committee:

                           Graham Corporation
                           20 Florence Avenue
                           Batavia, New York 14020

                           Attention:  GENERAL COUNSEL
                                       ---------------

                  (b) If to the Option Holder, to the Option Holder's then current residential address.

                  Section 13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Option Holder and their respective heirs, successors and assigns.

                  Section 14. CONSTRUCTION OF LANGUAGE. Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

                  Section 15. GOVERNING LAW. This Agreement shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law.

                  Section 16. AMENDMENT. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time by written agreement between the Company and the Option Holder.

                  Section 17. PLAN PROVISIONS CONTROL. This Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Agreement, the Option Holder acknowledges receipt of a copy of the Plan.

                  Section 18. ACCEPTANCE BY OPTION HOLDER. By executing this Agreement and returning a fully executed copy hereof to the Committee at the address specified in section 12, the Option Holder signifies his acceptance of the terms and conditions of this Non-Qualified Stock Option. If a fully executed copy of this Agreement is not received by the Committee within forty-five days after the date when it is presented to the Option Holder, the Committee may revoke the Non-Qualified Stock Option granted, and thereby avoid all obligations, hereunder.

                  IN WITNESS WHEREOF, the Option Holder has executed, and the Company has caused its duly authorized representative to execute, this Agreement as of the date first above written.

                                       GRAHAM CORPORATION


                                       By:
                                          ------------------------------------
                                          F. D. Berkeley
                                          Chairman and Chief Executive Officer

                                          Date:
                                               -------------------------------


ATTEST:

------------------------------------
Secretary

[SEAL]


                                                     [Name]


                                          ------------------------------------
                                          Signature

                                         Date:
                                              --------------------------------

          EXHIBIT A TO NON-QUALIFIED STOCK OPTION AGREEMENT (DIRECTORS)

      1995 GRAHAM CORPORATION INCENTIVE PLAN TO INCREASE SHAREHOLDER VALUE


         INSTRUCTIONS. Use this Notice to inform the Compensation Committee of Graham Corporation ("Company") that you are exercising your right to purchase shares of common stock ("Shares") of the Company pursuant to a non-qualified stock option ("Option") granted under the 1995 Graham Corporation Incentive Plan to Increase Shareholder Value ("Plan"). If you are not the person to whom the Option was granted ("Option Holder"), you must attach to this Notice proof of your right to exercise the Option granted under the Non-Qualified Stock Option Agreement entered into between the Company and the Option Holder ("Agreement"). This Notice should be personally delivered or mailed by certified mail, return receipt requested, to: Compensation Committee, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020, Attention: General Counsel. The effective date of the exercise of the Option shall be the date this Notice is personally delivered or post marked by the United States Post Office if mailed. Except as specifically provided to the contrary herein, capitalized terms shall have the meanings assigned to them under the Plan. This Notice is subject to all of the terms and conditions of the Plan and the Agreement.

Graham Corporation
20 Florence Avenue
Batavia, NY  14020

Attention:        General Counsel

         Re:      NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION (DIRECTORS)

Dear Sirs:

         This shall constitute my irrevocable direction and authorization to exercise options with respect to ____________ shares of Graham Corporation stock previously granted to me under the 1995 Graham Corporation Incentive Plan to Increase Shareholder Value ("Plan") at $[Price] per share. I further authorize you to issue my shares in my name and deliver them to___________________________ _______________________________________________("Broker") for my account.

         By copy of this letter, I authorize the Broker to issue a check from my account maintained with the Broker payable to Graham Corporation in the amount of $ _____________________________.

         I represent that the above shares are not subject to any encumbrance or other claim and that you, the Broker, and Graham Corporation's transfer agent ("Transfer Agent") may rely upon this exercise notice as a representation and authorization for this purpose.

         By copy of this letter, I further authorize the Broker to:

                           Exercise and Sell
                           Exercise and Hold

         You are hereby directed and instructed to issue _______________ shares of common stock in my name for my account maintained with the Broker. Please:

                  (a) Arrange for electronic transfer of the shares on this date via the Depository Trust to the Broker, whose DTC Number is ___________; or

                  (b) Expedite the overnight delivery of said certificate by express mail to:

                                   Broker Name
                                               -----------------------------

                                   Address
                                               -----------------------------

         I understand that the difference between the Fair Market Value of the Shares to be issued to me pursuant to this Notice and the Exercise Price of such Shares will be taxable income to me, and that I must consult with my own tax advisor regarding when such income will be reportable. I understand that, under the Plan and Agreement, I am responsible for the amount of any federal, state and local taxes that are required to be paid with respect to the Shares to be issued pursuant to this Notice.

         I have been advised by my legal counsel that my acquisition of shares pursuant to this notice and my sale of the shares so acquired is not a transaction to which Section 16(b) of the Securities Exchange Act of 1934 ("short swing profit rule") applies. I acknowledge that under the short swing profit rule I may be liable to the Corporation in the event of a sale occasioned by a margin deficiency in my account.

         I understand that I must rely on, and consult with, my own legal counsel (and not the Company) regarding the application of all laws -particularly tax and securities laws -- to the transactions to be effected pursuant to this Notice.



Date _____________________________     _____________________________
                                       [Name]

                                       _____________________________

                                       _____________________________
                                       Address



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